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EXHIBIT 21

Significant Subsidiaries

        The Company is including in the following list legal entities and divisional, branch office or significant office locations including, among them, all significant subsidiaries. The jurisdiction of incorporation is indicated next to each such legal entity.

World Headquarters

International Rectifier Corporation (Delaware, USA)
233 Kansas Street
El Segundo, CA 90245
Phone: (310) 726-8000
Fax: (310) 322-3332
Internet: www.irf.com

North American Operations

HEXFET America
41915 Business Park Drive
Temecula, CA 92590
Phone: (909) 676-7500
Fax: (909) 676-9154

Rectificadores Internacionales, S.A. de C.V. (Mexico)
Prolongacion Ave. Los Cabos No. 9234
Parque Industrial Pacifico II
C.P. 22709
Tijuana, Baja California, Mexico
Phone: (++) 52 66 26 08 04
Fax: (++) 52 66 26 01 02

International Rectifier HiRel Products LLC (formerly Omnirel LLC) (Delaware, USA)
205 Crawford Street
Leominster, MA 01453
Phone: (978) 534-5776
Fax: (978) 537-4246

Advanced Analog, Inc. (Delaware, USA)
2270 Martin Avenue
Santa Clara, CA 95050
Phone: (408) 727-0500
Fax: (408) 988-2702

Unisem, Inc. (Delaware, USA)
DC-DC Power Management ICs
34A Mauchly
Irvine, CA 92618
Phone: (949) 453-1008
Fax: (949) 453-8748

IR Epi Services, Inc. (Delaware, USA)
550 West Juanita
Mesa, Arizona 85210
Phone: (480) 668-4000
Fax: (480) 464-7421

Branch Office—U.S.A
34119 W. 12 Mile, Suite 104
Farmington Hills, MI 48331
Phone: (248) 553-6020
Fax: (248) 553-3048

European Operations

International Rectifier Company (Great Britain) Ltd. (England and Wales)
Holland Road, Hurst Green
Oxted, Surrey, RH8 9BB, United Kingdom
Phone: (++) 44 0 20 8645 8000
Fax: (++) 44 0 20 8645 8077

IR UK Holdings Ltd. (England and Wales)
Omnibus Building
Reigate, Surrey,
RH2 72P, United Kingdom
Phone: (++) 44 0 20 8645 8000
Fax: (++) 44 0 20 8645 8077

Research and Development Facility
Holland Road, Hurst Green
Oxted, Surrey, RH8 9BB, United Kingdom
Phone: (++) 44 1883 732020
Fax: (++) 44 1883 733410

IR Newport Limited (England and Wales)
Cardiff Road
Newport, Wales
NP10 8YJ, United Kingdom
Phone: (++) 49 1633 810 121
Fax: (++) 49 1633 810 820

IR Denmark ApS (Denmark)
Literbuen 10 C
2740 Skovlunde, Denmark
Phone: (++) 45 45 28 06 96
Fax: (++) 45 45 28 19 96

Branch Office—Finland
Mikkelankallio 3 FIN-02770 ESPOO
Phone: (++) 358 9 8599 155
Fax: (++) 358 9 8599 1560

Branch Office—France
Immeuble Zeta B 3 Avenue de Canada B LP8177
91974 Courtaboeuf Cedex, France
Phone: (++) 33 1 64 86 49 50
Fax: (++) 33 1 64 86 49 70

Branch Office—Sweden
Box 8159, S-163 08, Spanga
Phone: (++) 46 8 795 9840
Fax: (++) 46 8 795 9895

International Rectifier GmbH (Germany)
Frankfurter Strasse 227
D-63263 Neu-Isenburg Germany
Phone: (++) 49 6102 884 400
Fax: (++) 49 6102 884 433

Branch Office—Switzerland
Riedmatt 9, CH-8153 Rümlang
Phone: (++) 41 1 817 3615
Fax: (++) 41 1 817 6299

IR International Holdings, Inc. (Delaware, USA)
Branch Office—Moscow, Russia
Room 325 Semenovsky per. 15
Moscow, 105023, Russia
Phone: (++) 7 095 360 5735
Fax: (++) 7 095 964 9560

Asian Operations

International Rectifier Japan Company, Ltd. (Japan)
Sunshine 60 Building, 51st Floor
3-1-1, Higashi-Ikebukuro
Toshima-Ku, Tokyo, 170-6051 Japan
Phone: (++) 81 33 983 0641
Fax: (++) 81 33 983 5956

Branch Office—Osaka, Japan
Kazu IT Bldg.
2-10-27 Minami-Semba
Chuo-Ku, Osaka-Shi, Osaka 542-0081
Phone: (++) 81 66 258 7560
Fax: (++) 81 66 258 7561

Shanghai International Rectifier Trading, Ltd. (China)
231 Fu Te Road North
Waigaoqiao Free Trade Zone
Pudong, Shanghai, 200231, P.R. China
Phone: (++) 86 21 5866 6060
Fax: (++) 86 21 5866 1654

IR International Holdings, Inc. (Delaware, USA)
Representative Office
Canway Building, Suite 710
66 Nan Li Shi Road, Xi Cheng District
Beijing, 100045, P.R. China
Phone: (++) 86 10 6803 8195 & 6803 8196
Fax: (++) 86 10 6803 8194

Representative Office
Electronic Science & Technology Building
28 C2, Block C, 2070 Shennan Road
Shenzhen, 518031, P.R. China
Phone: (++) 86 755 3683686
Fax: (++) 86 755 3683690

Representative Office
Unit 03, 13th Floor, Novel Plaza
128 Nan Jing Road (W)
Shanghai, China 200003
Phone: (++) 86 21 63608811
Fax: (++) 86 21 63603771

Representative Office
16th Floor, Suite B, 319, Sec. 2
Tun Hwa South Road
Taipei 10673, Taiwan, R.O.C.
Phone: (++) 886 2 2739 4230
Fax: (++) 886 2 2377 9936

Representative Office
Suite 2111, Herrera Tower
98 Herrera Corner Valero St., Salcedo Village
Makati City, Philippines 1200
Phone/Fax: (++) 632 845 1653

IR International Holdings China, Inc. (Delaware, USA)
IR-PERI Power Electronics Co. Ltd. (China)
#94 Zhu Que Street
Xian, Shaanxi Province, 710061, P.R. China
Phone: (++) 86 29 521 5895
Fax: (++) 86 29 521 5896

International Rectifier Korea (Korea)
#402, Noksan Building, 106-8
Kuro-5Dong, Kuro-Gu
Seoul, 152-842 Korea
Phone: (++) 822 858 8773
Fax: (++) 822 858 8775

International Rectifier
Southeast Asia Pte. Ltd. (Singapore)
50 Kallang Avenue #08-01/03
Noel Corporate Building
Singapore 339505
Phone: (++) 65 295 9555
Fax: (++) 65 392 3550

International Rectifier Hong Kong, Ltd. (China)
Unit 308, New East Ocean Centre
No. 9 Science Museum Road
Tsimshatsui East, Kowloon
Hong Kong
Phone: (++) 852 2803 7380
Fax: (++) 852 2540 5835

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  EXHIBIT 21
Significant Subsidiaries